Exhibit 10.17

                       AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made effective as of March 28, 1997, by and between GOLDEN QUEEN MINING COMPANY, INC.
("Corporation") and RICHARD W. GRAEME ("Employee").

                                   Recitals

A. On or about May 8, 1996, Corporation and Employee entered into that certain Employment Agreement ("Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which Corporation agreed to employ the Employee as its Vice President Operations, and Employee agreed to accept such employment, on the terms and conditions contained therein. Terms not defined herein shall have the meaning ascribed in the Agreement.

B. Corporation and Employee desire to, and hereby do, amend the Agreement as hereinafter provided.

                              Operative Provisions

NOW, THEREFORE, in consideration of the foregoing Recitals, which are hereby incorporated herein by reference, and of the terms and conditions herein contained the parties hereto agree as follows:

1. Term of Employment. Section Two of the Agreement is hereby amended to read in its entirety as follows:

                                 "SECTION TWO

                              TERM OF EMPLOYMENT

     Corporation hereby employs Employee, and Employee hereby accepts employment with Corporation, for a continuous period commencing on February 1, 1996, subject to termination of this Agreement only as hereinafter provided in Section Five."

2. Compensation. Section Three of the Agreement is hereby amended to read in its entirety as follows:

                                "SECTION THREE

                                 COMPENSATION

     Corporation shall pay Employee, and the Employee shall accept from Corporation, compensation at the minimum annual rate of U.S. $125,000 during his employment with Corporation, prorated and payable semi-monthly or on such other basis as the parties may hereafter agree. Such minimum compensation may be adjusted for merit or other raises as from time to time determined by the President and Chief Executive Officer and/or the Board of Directors of Corporation or any Committee thereof having such authority. Employee shall be entitled to a minimum paid vacation of three
     (3) weeks in any calendar year. Employee shall also be entitled to an annual cash bonus which will be set by the Board of Directors of the Corporation and based upon the Employee's performance and the financial condition of the Corporation."

3. Termination. Section Five of the Agreement is hereby amended to read in its entirety as follows:

                                 "SECTION FIVE

                                  TERMINATION

     This Agreement may be terminated by Employee or Corporation only for any of the following reasons:

     1. Voluntarily and without cause, subject to Section Six, upon at least 6 months' prior written notice of termination by Corporation to the Employee or by the Employee to the Corporation; or

     2.  By the Corporation for cause (as hereinafter defined in Section Ten);
     or

     3. Subject to Section Six, by either Employee or the Corporation upon a Change of Control (as hereinafter defined in Section Six); or

     4.  Upon retirement by Employee."

4.  Miscellaneous.

     a. The Agreement, as amended by this Amendment, contains the entire agreement and understanding between the parties with respect to the terms and conditions thereof. There are no oral understandings, terms or conditions, and neither party has relied upon any representations, express or implied, not contained in the Agreement or in this Amendment. All prior understandings, terms or conditions are deemed merged into the Agreement as amended by this Amendment.

     b. This Amendment may not be changed orally, but only by agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     c. Except as set forth in this Amendment, all of the provisions of the Agreement shall remain unchanged and in full force and effect.

     d. This Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement, with one (1) counterpart being delivered to each party hereto.


     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the day and year first written above.


EMPLOYEE:                          CORPORATION:

/s/ Richard W. Graeme              Golden Queen Mining Company, Inc.
------------------------------
                                   /s/ Steven Banning
                                   ------------------------------
                                   Its President and Chief Executive Officer